Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230431) of Viomi Technology Co., Ltd. of our report dated April 26, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Guangzhou, the People’s Republic of China
April 26, 2021